UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 17, 2010

MCG Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-33377	54-1889518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Wilson Boulevard, Suite 3000, Arlington, VA		22209
(Address of Principal Executive Offices)		(Zip Code)

(703) 247-7500

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 17, 2010, MCG Capital Corporation, a Delaware corporation (“the “Company”), announced that SunTrust Bank (“SunTrust Bank”) provided the annual renewal of its liquidity facility that supports the MCG Commercial Loan Funding Trust LLC, a warehouse financing facility funded through the Three Pillars Funding facility (the “Three Pillars Warehouse”) and administered by SunTrust Robinson Humphrey, Inc. (“SunTrust”). The scheduled termination date of the Three Pillars Warehouse has been extended to February 16, 2011.

The Three Pillars Warehouse is secured through the Company’s Commercial Loan Funding Trust’s assets, including commercial loans that the Company sold to the trust. The pool of commercial loans in the trust must meet certain requirements, such as term, average life, investment rating, agency rating and industry diversity requirements. The Three Pillars Warehouse is non-recourse to the Company; therefore, in the event of a termination event or upon the legal final maturity date, the lenders under the warehouse facility may only look to the collateral to satisfy the outstanding obligations under this facility.

In connection with SunTrust Bank’s annual renewal, pursuant to Amendment No. 1 to the Amended and Restated Sale and Servicing Agreement, by and among the Company, MCG Commercial Loan Funding Trust, Three Pillars Funding LLC, SunTrust and Wells Fargo Bank, National Association (“Amendment No. 1”), the Company and SunTrust agreed to a number of modifications to the Three Pillars Warehouse terms, including a reduction in the minimum consolidated stockholders’ equity covenant from $525.0 million plus 50% of the proceeds from any equity issuances after February 26, 2009 to $500.0 million plus 50% of the proceeds from any equity issuances after February 26, 2009 and a reduction of the facility borrowing commitment from $190 million to $150 million. Under the Three Pillars Warehouse, the Company is required to contribute 80% of net proceeds from monetizations of the collateral financed in the warehouse to reduce the facility borrowing limit. As of February 15, 2010, the maximum borrowing capacity after these monetization payments was $157.4 million. Outstanding borrowings under the Three Pillars Warehouse were $145.6 million as of February 15, 2010.

The terms of the Three Pillars Warehouse limit the total outstanding balance of fixed-rate loans, which was increased through Amendment No. 1 from 40% to 55%. The interest rate on the Three Pillars Warehouse remains unchanged at the commercial paper rate plus 2.50%. The legal final maturity date of this facility is August 2012, subject to contractual terms and conditions. If a new agreement or extension is not executed by February 16, 2011, the Three Pillars Warehouse enters an 18-month amortization period during which principal under the facility is paid down through orderly monetizations of portfolio company assets that are financed in the facility. The Company paid to SunTrust a facility renewal fee of $1.5 million, or 1.0%.

The foregoing description of Amendment No. 1 is not complete and is qualified in its entirety by the full text of such amendment, which is filed as an exhibit to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to Amended and Restated Sale and Servicing Agreement, by and among MCG Capital Corporation, MCG Commercial Loan Funding Trust; Three Pillars Funding LLC; SunTrust Robinson Humphrey, Inc. and Wells Fargo Bank, National Association, dated as of February 17, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCG CAPITAL CORPORATION

Date: February 18, 2010	By:	/s/ Stephen J. Bacica
Stephen J. Bacica Executive Vice President and Chief Financial Officer